Exhibit 99.1

RAIT Financial Trust Closes its Sixth Non-Recourse, Floating-Rate CMBS Transaction Totaling $258.0 Million

PHILADELPHIA, PA — November 30, 2016 — RAIT Financial Trust (NYSE: RAS) ("RAIT") announced today the closing of its sixth non-recourse, floating-rate CMBS transaction the underlying assets of which consist of floating rate commercial real estate first lien mortgage loans and pari passu participation interests in mortgage loans, all of which were originated by subsidiaries of RAIT.  The transaction involved the sale by a RAIT subsidiary of investment grade notes totaling approximately $216.7 million with a weighted average cost of LIBOR plus 2.03%, which provides an advance rate to the RAIT subsidiary of approximately 84.0%.  RAIT affiliates retained all of the below investment grade and un-rated subordinated interests totaling approximately $41.3 million.  UBS Securities LLC acted as sole structuring agent. UBS Securities LLC, Citigroup Global Markets Inc. and Barclays Capital Inc. acted as co-lead and joint book-running managers.

“We are pleased to announce the closing of our sixth RAIT sponsored floating-rate CMBS transaction,” said Scott Davidson, RAIT’s President and incoming Chief Executive Officer.  “The transaction, comprised of RAIT originated mortgage loans and participation interests in mortgage loans, continues our history of creating offerings that deliver strong returns for RAIT shareholders while maintaining the credit quality and structural integrity prized by both bond investors and our internal credit process.  As a seasoned issuer with a strong market presence we look forward to continuing to successfully access the floating rate securitization market for the benefit of all our stakeholders.”

The bonds were offered inside the United States to (1) qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and (2) to other institutional investors that are accredited investors within the meaning of rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.  The bonds have not been registered under the Securities Act or applicable state or foreign securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the bonds.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets.  For more information, please visit www.rait.com or call Investor Relations at 215.207.2100.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” “may,” “plan,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms.  Such forward-looking statements include, but are not limited to, statements regarding RAIT’s ability to continue to engage in offerings that deliver strong returns for RAIT shareholders and RAIT’s future ability to successfully access the floating rate securitization market for the benefit of all our stakeholders. Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Such statements are subject to known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations, intentions, beliefs, plans, estimates or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, whether RAIT’s securitizations will continue to deliver strong returns for RAIT shareholders while maintaining their credit quality and structural integrity, RAIT’s ability to continue to access the floating rate securitization market on acceptable terms that benefit it and its stakeholders, and other factors described in RAIT’s Annual Report on Form 10-K and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com